Exhibit 10.52

AMENDMENT NO. 1

TO

8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES

This Amendment No. 1 to 8% Senior Secured Convertible Promissory Notes (this “Amendment”), dated as of March____, 2020 (the “Effective Date”), is entered into by and between Precipio, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 4 Science Park, New Haven, CT 06511, (the “Company”), and [NAME OF NOTEHOLDER] (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder that certain 8% Senior Secured Convertible Promissory Notes set out in Schedule A to this Amendment (the “Original Notes”);

WHEREAS, Section 10(f) of the Original Notes provides that the Original Notes and any provision therein may be amended by the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend certain terms of the Original Notes.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Original Notes.

2.    Amendments to the Original Notes:

a.    The Parties desire to extend the due date of the Original Notes with a due date April 16, 2020 by three (3) months thereby the Original Notes will become due on July 16, 2020.

b.    The Parties desire to amend the definition of “Floor Price” and as such the definition shall hereby be amended and read as follows: “Floor Price means $0.40 per share”.

c.     Section 2 (Interest) of the Original Notes shall be amended to read “ The Company shall pay interest to the Holder on the aggregate principal amount of this Note at the rate of 8% per annum, with eighteen (18) months of interest guaranteed, which amount shall be payable in full regardless of how long the this Note remains outstanding.

3.    Conforming Changes. All provisions in the Original Notes and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4.     Representations and Warranties. The Company hereby represents and warrants as follows:

a.    The Representations and Warranties made in the securities purchase agreement dated April 20, 2018 (as amended from time to time) and the securities purchase agreement dated May 14, 2020 (jointly the “Purchase Agreements”) pursuant to which Purchase Agreements the Original Notes have been issued to the Holder were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

b.    No Default or Event of Default has occurred and is continuing.

c.    Authority, Etc. The execution and delivery by the Company of this Amendment and the Company’s performance of this Amendment (i) are within the Company’s powers, (ii) have been duly authorized by all necessary action on the part of the Company, (iii) do not contravene, or constitute a default under, any provision of any Applicable Law, the Charter Documents of the Company

and/or any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

d.    Enforceability of Obligations. This Amendment has been duly executed and delivered by the Company. This Amendment and the Original Notes as amended constitutes the valid and legally binding agreement of the Company, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

e.    The holding period of the Original Notes for purposes of Rule 144 remains unchanged and unaffected by this Amendment

f.    The Company shall publicly disclose the substance of this Amendment no later than the Company’s filing of its annual report on form 10-K which is expected to be filed on or about March 27th 2020. None disclosure pursuant this item (f) shall render this Amendment null and void.

5.    Full Force and Effect. The Original Notes is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Original Notes, as supplemented and amended by this Amendment.

6.    Applicable law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided  in the Original Notes shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

7.    Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to the 8% Senior Secured Convertible Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

PRECIPIO, INC.

By:
Name: Ilan Danieli
Title: CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR HOLDER FOLLOWS]

HOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused the Amendment No.1 to the 8% Senior Secured Convertible Promissory Notes  to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Holder

Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:

Address for Notice to Investor:

Schedule A

8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DATED APRIL 16, 2019

Holder	Amount

8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DATED MAY 14, 2019

Holder	Amount